UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 15, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2009, Timothy Crawford resigned as Chairman of the Board of Directors of Capital City Energy Group, Inc. (the “Company” or “Registrant”).  In addition to being the Chairman of the Board, Mr. Crawford had been a member of the Operating, Nominating and Compensation Committees of the Board.  In his letter of resignation, Mr. Crawford indicated that he was resigning due to a fundamental difference of opinion between the Board and Mr. Crawford about the business direction to be taken by, and the financial management of, the Company.

On April 15, 2009, Mr. Chuck Kendall, President of the Company’s wholly owned subsidiary, Avanti Energy Partners LLC submitted his resignation effective April 17, 2009.

On May 4, 2009, Mr. James Bishop, has resigned from the Board of Directors.  There are no known disagreements between Mr. Bishop and the Registrant on any matter relating to the registrant’s operations, policies or practices.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The purpose of this disclosure is to announce a delay in the filing of the Company’s 2008 audited financial statements.  Although the Company is highly disappointed in this delay, it is committed to completing the required audit as quickly as possible and filing its Form 10-K for the year ending December 31,2008.

ITEM 8.01 Other Events

See Item 7.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 17.1    Letter of resignation from Timothy W. Crawford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capital City Energy Group, Inc.

Date: May 7, 2009	By:	/s/ Daniel Coffee
Daniel Coffee
Principal Executive Officer